                                                                     Exhibit 4.3

                       AMENDMENT TO SHAREHOLDERS AGREEMENT

This AMENDMENT TO SHAREHOLDERS AGREEMENT is made and entered into this 4th day of June 2007, by and among FIMSCO, Limited Partnership, an Israeli limited partnership ("FIMSCO"). Cotserv Commercial and Technical Services Ltd.
("COTSERV") and Mr. Shmuel Shiloh (Israeli ID Number 051704005) hereinafter collectively, the "PARTIES" and individually, a "PARTY")

WHEREAS the parties hereto entered into a Shareholders Agreement, dated March
14, 2006, pursuant to which the Parties set forth the general terms and conditions with respect to their relationship vis-a-vis Scope Metal Trading &
Technical Services Ltd (the "COMPANY"), a copy of which is attached hereto as
"EXHIBIT A" (the "SHAREHOLDERS AGREEMENT"), and

WHEREAS the Company is preparing and intends to file, in accordance with the provisions of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "ACT"), with the
United States Securities and Exchange Commission, a registration statement on
Form F-1 under the Act, including a prospectus (the "REGISTRATION STATEMENT"), relating to the issuance and sale of ordinary shares of the Company, by the
Company, and the resale of ordinary shares of the Company by FIMSCO and
Cotserv, and

WHEREAS, subject to the condition set forth below, the Parties wish to amend the
Shareholders Agreement as set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS

As of and contingent upon the Registration Statement being declared effective under the Act on or before October 30, 2007, and provided that a binding agreement for the sale in accordance therewith of at least 400,000 of the
Company shares held by FIMSCO has been executed by such date, sections 4 (Bring
Along) and 10.1 (Dividend Distribution) of the Shareholders Agreement shall be deleted in their entirely and shall be of no further effect. Any references to
Section 4 and Section 10.1 contained therein also shall be of no further effect.
All other terms and conditions of the Shareholders Agreement shall remain in effect.

IN WITNESS WHEREOF, the parties have signed this AMENDMENT TO SHAREHOLDERS
AGREEMENT as of the date hereinabove set forth.

FIMSCO, LIMITED PARTNERSHIP

Signature /s/ Ishay Darili                /s/ Yarem Oren
          -----------------------------   --------------------------------------
By Ishay Darili - Director                Yarem Oren
                                          Director
COTSERV COMMERCIAL AND TECHNICAL
SERVICES LTD.

Signature /s/ Shmuel Shiloh
          -----------------------------
By Shmuel Shiloh
   Director

SHMUEL SHILOH

Signature /s/ Shmuel Shiloh
          -----------------------------

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